                               EXHIBIT A
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                       Agreement of Joint Filing
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The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 14, 1997, containing the information required by Schedule 13G, for the 6,827,711 Shares of the Common Stock of Tellabs, Inc. held by or on behalf of Michael J. Birck, the 584,000 shares of the Common Stock of Tellabs, Inc. held by Katherine R. Birck and the 12,500,000 shares of the Common Stock of Tellabs, Inc. held by Oak Street Investments, L.P.


Dated:  February 14, 1997
                          MICHAEL J. BIRCK
                          s/Michael J. Birck
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                          KATHERINE R. BIRCK
                          s/Katherine R. Birck
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                          OAK STREET INVESTMENTS, L.P.
                          By:  s/Michael J. Birck, General Partner
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